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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gasco Energy, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-3 of Gasco Energy, Inc. of our report dated March 2, 2011, with respect to the consolidated balance sheets of Gasco Energy, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Gasco Energy, Inc., and to the reference to our Firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
Denver, Colorado August 31, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm